Exhibit 10.10

AMENDMENT AGREEMENT

This Amendment Agreement is by and between Juhl Wind, Inc. (the “Company”) and those purchasers (the “Purchasers” and together with the Company, the “Parties”) of Series A Preferred Shares pursuant to that certain Securities Purchase Agreement dated as of June 24, 2008 (the “SPA”).

WHEREAS, in connection with the SPA, the Company and the Purchasers entered into that certain Registration Rights Agreement dated as of June 24, 2008 (the “RRA”), whereby the Company covenanted to perform certain obligations by certain deadlines;

WHEREAS, pursuant to Section 2(b)(iii) of the RRA, the Company covenanted to respond to SEC comments within 10 business days of the receipt thereof;

WHEREAS, the Company received comments from the SEC on November 28, 2008 and was obligated to respond by December 8, 2008;

WHEREAS, the Company did not respond to the SEC until January 21, 2009 and the Purchasers are entitled to liquidated damages from the period through December 8, 2008 through January 21, 2009 (the “RRA Liquidated Damages”);

WHEREAS, these liquidated damages were not paid and have accrued interest pursuant to Section 2(b) of the RRA (the “RRA Interest” and together with the RRA Liquidated Damages, the “RRA Amount Owed”);

WHEREAS, in connection with the issuance of the Series A Preferred Shares, the Company also undertook certain obligations set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock (the “Certificate of Designations”);

WHEREAS, pursuant to Section 3(a) of the Certificate of Designations, the Company was required to pay quarterly dividends beginning on October 1, 2008 in cash or in kind if certain conditions (the “Equity Conditions”) are met;

WHEREAS, the Company met the Equity Conditions for the October 1, 2008 Dividend Payment Date, but did not pay the dividend within 3 Trading Days thereof, giving rise to a late fee of 18% per annum until the dividend was paid (the “October Late Fee”);

WHEREAS, the Company did not meet the Equity Conditions for the January 1, 2009 Dividend Payment Date and did not pay the dividend within 3 Trading Days thereof, giving rise to a late fee of 18% per annum until the dividend was paid (the “January Late Fee”);

WHEREAS, the Company did pay the January 1, 2009 Dividend in kind, but pursuant to the terms of the Certificate of Designations, should not have been able to do so;

WHEREAS, the Purchasers wish to amend the Certificate of Designation to allow the Company to pay dividends in kind without regard to the Equity Conditions for all of 2009 in exchange for a discount to the VWAP used to calculate the number of shares issuable;

WHEREAS, the Company already paid the January 1, 2009 dividend in-kind, but without the discount the Parties have agreed herein;

NOW THEREFORE, be it resolved that Purchasers hereby wish to waive certain terms in the RRA and Certificates of Designation in consideration for certain covenants of the Company.

1.	Capitalized terms used and not defined herein shall have the meanings ascribed to them in the SPA, the RRA or the Certificate of Designations, as applicable.

2.	Amendment to the Registration Rights Agreement

a.	The Company acknowledges that it owes the Purchasers the RRA Amount Owed.

b.
The Purchasers agree to accept payment of the RRA Amount Owed in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a price equal to 75% of the average of the immediately preceding 20 day’s daily volume weighted average price for the Common Stock as reported by Bloomberg Financial L.P. (the “75%, 20-Day VWAP”).

c.	The Purchasers agree to waive any further liquidated damages which have accrued and may accrue under the RRA through April 15, 2009 so long as:

i.	The Company responds to the current round of SEC Comments and files an amended registration statement by April 15, 2009.

ii.	The Company responds to any subsequent SEC comments within 10 business days of receipt thereof pursuant to Section 2(b)(iii) of the RRA.

iii.
The initial registration statement is declared effective by the SEC on or before December 31, 2009. For the avoidance of doubt, the text through the parenthetical in the definition of “Effectiveness Date” in Section 1 of the RRA will be deleted in its entirety and replaced with:

““Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, December 31, 2009”

d.	The definition of Holder Registrable Securities in Section 1 of the RRA will be deleted in its entirety and replaced with:

““Holder Registrable Securities” means in the order of priority for registration (i) those Series A Warrants issued to the Purchasers pursuant to the SPA; (ii) those Series B Warrants issued to the Purchasers pursuant to the SPA; (iii) those Series C Warrants issued to the Purchasers pursuant to the SPA and (iv) the Series A Effectiveness Warrants, if issued pursuant to Section 2(c). For the avoidance of doubt, in the event of SEC cutbacks pursuant to Rule 415, each successive class of security listed herein will be registered in full before the next class is registered.”

e.	The language before the first parenthetical in Section 3(c) of the RRA shall be deleted in its entirety and replaced with the following:

“(c)           If all of the Registrable Securities are not registered for resale pursuant to one or more effective Registration Statements, other than due to an Excusable Delay, on or before December 31, 2009”

3.	Amendment to the Certificate of Designations. By their execution hereof, each Purchaser consents to the amendment of the Certificate of Designations pursuant to the terms hereof.

a.	Section 3(a) of the Certificate of Designations shall be amended to include a clause 3(a)(i) which shall state:

“a)(i)   Dividends in Kind for 2009. The Holders shall be entitled to receive and the Corporation shall pay, prior to the payment of any dividends or other cash or in-kind distribution (other than a dividend payable solely in other shares of Common Stock) in respect of Junior Securities, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum (subject to increase pursuant to Section 9(b)) payable quarterly on January 1, April 1, July 1 and October 1, in shares of Common Stock which shall be valued solely for such purpose at 75% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date (the “75%, 20-Day VWAP”).

b.
The heading of Section 3(a) shall be deleted in its entirety and replaced with the following: “(ii) Dividends in Cash or in Kind after 2009.” All other text of such section shall remain in full force and effect for all Dividend Payment Dates occurring on or after January 1, 2010.

c.	“Section 9, Redemption Upon Triggering Events” shall be and hereby is deleted in its entirety.

4.	Past Dividend Payments and Late Fees

a.	The October 1, 2008 Dividend Payment. The Company shall pay to the Purchasers the October Late Fee in shares of Common Stock, valued at the 75%, 20-Day VWAP.

b.
The Parties acknowledge that the Company paid the January 1, 2009 Dividend using a 90% 20-Day VWAP before this Amendment Agreement was entered into. In consideration for the waivers contained herein, at the time that the Company issues its April 1, 2009 Dividend Payment, the Company shall also issue to the Purchasers the difference between those shares issued as partial payment of the January 1, 2009 Dividend and that number of shares which would be issuable using the 75% 20-Day VWAP (the “January Difference”).

c.	The January 1, 2009 Dividend Payment and Late Fee. The Company shall pay to the Purchasers the January Late Fee in shares of Common Stock, valued at the 75%, 20-Day VWAP.

5.
Agreement regarding the 75% 20-Day VWAP. The Parties agree that the 75% 20-Day VWAP shall be calculated using the 20 days immediately preceding April 1, 2009 in calculating the number of shares issuable pursuant to the (i) RRA Amount Owed, (ii) October Late Fee, (iii) January Late Fee and (iv) the January Difference.

[signatures to follow]

IN WITNESS WHEREOF, the Company and the Purchasers have agreed to the terms herein and this Amendment Agreement is effective as of March 27, 2009.

THE COMPANY:

JUHL WIND, INC.

/S/ John P. Mitola
By: John P. Mitola
Title: President

THE PURCHASERS:

VISION OPPORTUNITY MASTER FUND, LTD.

/S/ Adam Benowitz
By: Adam Benowitz
Title: Director

DAYBREAK SPECIAL SITUATIONS MASTER FUND, LTD.

/S/ Larry Butz
By: Larry Butz
Title: Managing Partner

IMTIAZ KHAN

/S/ Imtiaz Khan

BRUCE MEYERS

/S/ Bruce Meyers